Fibrocell Announces Closing of $6.0 Million Registered Direct Offering EXTON, PA — May 31, 2018 — Fibrocell Science, Inc. (NASDAQ: FCSC), a gene therapy company focused on transformational autologous cell-based therapies for skin and connective tissue diseases, today announced the closing of its previously announced registered direct offering of 2,038,224 shares of its common stock which was priced at-the-market at a purchase price of $2.85 per share, for gross proceeds of approximately $5.8 million. Additionally, in a concurrent private placement, Fibrocell issued unregistered warrants to purchase a total of 1,528,668 shares of its common stock, representing 75% of the shares of common stock purchased in the registered direct offering. Each warrant was sold at a price of $0.125 per underlying warrant share, for gross proceeds of approximately $0.2 million. Each warrant is exercisable immediately at an exercise price of $2.86 per share and will expire five and one-half years from the issuance date. H.C. Wainwright & Co. acted as the exclusive placement agent for the offering. The net proceeds of the offering are estimated to be approximately $5.2 million, after deducting placement agent fees and other estimated offering expenses. Fibrocell intends to use the net proceeds from this offering for the continued clinical and pre-clinical development of its product candidates, FCX-007 and FCX-013, and for other general corporate purposes. The shares of common stock (but not the warrants or the shares of common stock underlying the warrants) were offered by Fibrocell by means of a prospectus supplement dated May 29, 2018 and an accompanying base prospectus dated February 9, 2016 that form a part of a "shelf" registration statement on Form S-3 that was filed and declared effective by the Securities and Exchange Commission ("SEC") on February 9, 2016 (File No. 333-209077). Copies of the final prospectus supplement and accompanying base prospectus may be obtained on the SEC's website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at 646-975-6996 or e-mail at placements@hcwco.com. The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act"), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. About Fibrocell Fibrocell is an autologous cell and gene therapy company translating personalized biologics into medical breakthroughs for diseases affecting the skin and connective tissue. Fibrocell’s most advanced product candidate, FCX-007, is the subject of a Phase 1/2 clinical trial for the treatment of recessive dystrophic epidermolysis bullosa. Fibrocell is also developing FCX-013, the Company’s product candidate for the treatment of moderate to severe localized scleroderma. Fibrocell’s gene therapy portfolio is being developed in collaboration with Precigen, Inc., a wholly owned subsidiary of Intrexon Corporation (NYSE: XON), a leader in synthetic biology. Trademarks Fibrocell, the Fibrocell logo and Fibrocell Science are trademarks of Fibrocell Science, Inc. and/or its affiliates. All other names may be trademarks of their respective owners. Forward-Looking Statements This press release contains, and Fibrocell’s officers and representatives may from time to time make, statements that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, statements relating to the expected use of proceeds of the offering. Forward-looking statements are based upon management’s current expectations and assumptions and are subject to a number of risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated herein including, among others: risks and uncertainties associated with market conditions, the timing, costs and results of pre-clinical and clinical trials, and the risks, uncertainties and other factors discussed under the caption “Item 1A. Risk Factors” in Fibrocell’s most recent Form 10-K filing and Form 10-Q filings. As a result, you are cautioned not to place undue reliance on any forward-looking statements. While Fibrocell may update certain forward-looking statements from time to time, Fibrocell specifically disclaims any obligation to do so, whether as a result of new information, future developments or otherwise. # # # Investor & Media Relations Contact Karen Casey 484.713.6133 kcasey@fibrocell.com